UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2025

CLENE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39834	85-2828339
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6550 South Millrock Drive, Suite G50 Salt Lake City, Utah		84121
(Address of principal executive offices)		(Zip Code)
(801) 676-9695
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CLNN	The Nasdaq Capital Market
Warrants, to acquire one-fortieth of one share of Common Stock for $230.00 per share	CLNNW	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 26, 2025, Clene Inc. (the “Company”) entered into an agreement with a counterparty pursuant to which the Company issued 35,311 shares of common stock (the “Shares”), par value $0.0001 per share, at a price of $3.54 per share to fully satisfy outstanding indebtedness of $125,000 owed by the Company to the counterparty. The Shares were issued pursuant to the Company’s registration statement on Form S-3 (file number 333-264299), which was declared effective on April 26, 2022, and a related prospectus supplement which is expected be filed with the Securities and Exchange Commission on or about March 27, 2025.

A copy of the legal opinion of Holland & Knight LLP, relating to the validity of the shares in connection with the issuance is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
5.1	Opinion of Holland & Knight LLP.
23.1	Consent of Holland & Knight LLP (contained in Exhibit 5.1).
104	Cover Page Interactive Data File (formatted as Inline XBRL).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLENE INC.

Date: March 27, 2025	By:	/s/ Robert Etherington
Robert Etherington
President and Chief Executive Officer

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